UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

POST-EFFECTIVE AMENDMENT NO. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	94-3096597
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
64 Sidney Street, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	NASDAQ

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Form 8-A/A is filed by Vericel Corporation (the “Registrant”), to supplement and amend the information set forth on the Form 8-A filed by the Registrant on August 12, 2011.

Item 1. Description of Registrant’s Securities to be Registered

On February 11, 2021, the Registrant and Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agent”), entered into an Amendment No. 2 (the “Amendment”) to the Shareholder Rights Agreement, dated as of August 11, 2011, between the Registrant and the Rights Agent (the “Rights Agreement”) filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 12, 2011.

The Amendment accelerates the expiration of the Registrant’s preferred share purchase rights (the “Rights”) under the Rights Agreement to 5:00 p.m., New York, New York time, on February 11, 2021. Consequently, the Rights Agreement terminated at that time. At the time of the termination of the Rights Agreement, all Rights distributed to holders of the Registrant’s common stock pursuant to the Rights Agreement expired.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.3 to this registration statement.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation, Preferences and Rights of Aastrom Biosciences, Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock, filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A on August 12, 2011, and is incorporated herein by reference.
4.1	Shareholder Rights Agreement, dated as of August 11, 2011, between Aastrom Biosciences, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A on August 12, 2011, and is incorporated herein by reference.
4.2	Amendment No. 1 to Shareholder Rights Agreement, dated as of March 9, 2012, between Aastrom Biosciences, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K on March 9, 2012, and is incorporated herein by reference.
4.3	Amendment No. 2 to Shareholder Rights Agreement, dated as of February 11, 2021, between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K on February 12, 2021, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2021

VERICEL CORPORATION

/s/ Sean C. Flynn
By:	Sean C. Flynn
Vice President, General Counsel & Secretary